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                                                                  Exhibit 10.105

                             SUBSCRIPTION AGREEMENT

                                August 15, 1996

Renaissance Cosmetics, Inc.
635 Madison Avenue
New York, NY 10022

Gentlemen:

      Reference is hereby made to Section 5.6 of the Securities Purchase Agreement (the "Securities Purchase Agreement), dated as of May 29, 1996, as amended, by and between Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), and CIBC WG Argosy Merchant Fund 2, L.L.C. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

      1. The undersigned hereby subscribes for fifty-one thousand nine hundred and fifty-nine (51,959) shares of Common Stock, par value $0.01, of the Company (the "Shares"). Payment therefor will be made on August 15, 1996 (upon the issuance of an appropriate certificate or certificates representing such Shares to and in the name of the undersigned), in cash, by wire transfer to an account designated by the Company, for an aggregate purchase price of five million dollars ($5,000,000).

      2. The Shares, when issued, shall be fully paid and non-assessable and the certificate or certificates therefor shall so state.
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      3. The Company hereby acknowledges that:

            3.1 each of the representations, warranties, covenants and agreements contained in Section 3.1 of the Securities Purchase Agreement is true and correct in all material respects on and as of the date hereof, except for the representations and warranties made as of an earlier date which were true and correct as of such earlier date.

            3.2 the Company has complied in all material respects with all agreements set forth in the Securities Purchase Agreement required to be performed by the Company at or prior to the date hereof.

            3.3 the indemnification provisions contained in Article VII of the Securities Purchase Agreement shall apply to the representations, warranties, covenants and agreements made by the Company pursuant to this Section 3.

      4. The undersigned hereby acknowledges that each of the representations, warranties, covenants and agreements contained in Section 3.2 of the Securities Purchase Agreement is true and correct in all material respects on and as of the date hereof.
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      5. The undersigned hereby agrees that the Shares will be subject to the restrictions on transfer of capital stock set forth in the Stockholders Agreement and agrees that upon amendment to the Stockholders Agreement it will execute a joinder agreement to the Stockholders Agreement in form and substance reasonably satisfactory to the Company.

                                        Very truly yours,

                                        CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

                                        By:  __________________________
                                             Name:
                                             Title:

Accepted:   As of August 15, 1996

RENAISSANCE COSMETICS, INC.

By:  _____________________
     Name:
     Title: